SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 31, 2004
                                                          --------------

                               VERINT SYSTEMS INC.
                               -------------------
             (exact name of registrant as specified in its charter)



           Delaware                        000-49790              11-3200514
           --------                        ---------         -------------------
(State or other jurisdiction of    (Commission File Number)  (IRS Employer
        incorporation)                                       Identification No.)


330 South Service Road, Melville, New York                         11747-3201
-------------------------------------------                        ----------
(Address of principal executive offices)                           (zip code)



       Registrant's Telephone Number, including Area Code: (631) 962-9600
                                                           --------------


                                       N/A

          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE


     On March 31, 2004, the Registrant announced the completion of its acquisition of the Government Surveillance Business of ECtel Ltd. for $35 million in cash (the "Acquisition").



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     This Form 8-K/A supplements the Form 8-K filed by the Registrant on March 31, 2004. Pursuant to Item 7 of Form 8-K, all required historical financial statements of the acquired business and all required pro forma financial statements are being filed herewith.

     The unaudited pro forma condensed combined consolidated financial information of the Registrant, included in Item 7(b) of this Form 8-K/A, is based on and should be read in conjunction with, the audited financial statements and notes thereto appearing in the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, ECtel Ltd. Government Surveillance Business audited financial statements and the notes thereto included in this Form 8-K/A, and the notes to such unaudited pro forma condensed combined consolidated financial information. The Registrant's fiscal year ends on January 31 of each year. The acquired business was operated on a calendar fiscal year. The unaudited pro forma condensed combined consolidated statement of operations for the fiscal year ended January 31, 2004 gives effect to the Acquisition as of the beginning of the period presented, for an aggregate purchase price of $36.1 million, including approximately $1.1 million of related direct acquisition costs. Accordingly, the assets acquired and liabilities assumed in the Acquisition were recorded at their estimated fair values at the date of the Acquisition. The unaudited pro forma condensed combined consolidated financial statements have been prepared by the Registrant based upon available information and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma financial information presented herein is shown for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial condition of the Registrant that would have been reported had the Acquisition been completed as of the date or for the periods presented and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant. The Registrant's consolidated statements of operations will reflect the Acquisition beginning April 1, 2004.

(a)      Financial Statements of the Acquired Business.

                                                                                                          Page
                                                                                                          ----
     1.         Report of Independent Auditors

     2.         ECtel Ltd. Government Surveillance Business Balance Sheet as of December 31, 2003            7

     3.         ECtel Ltd. Government Surveillance Business Statement of Operations for the Year            10
                ended December 31, 2003

     4.         ECtel Ltd. Government Surveillance Business Statement of Cash Flows for the Year            11
                ended December 31, 2003

     5.         Notes to ECtel Ltd. Government Surveillance Business Financial Statements                   12


 (b)    Pro Forma Financial information.

     1          Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of January             35
                31, 2004
     2.         Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for             36
                the Fiscal Year ended January 31, 2004
     3.         Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements           37


(c) Exhibits.

Exhibit No.         Description
----------          -----------
2.01                Asset Purchase Agreement between Verint Systems Ltd. and
                    ECtel Ltd. dated as of February 9, 2004. Filed as Exhibit
                    2.01 to the Registrant's Current Report on Form 8-K filed
                    March 31, 2004.

23.01 Consent of Somekh Chaikin Certified Public Accountants (Israel) A member of KPMG International, Independent Auditors.

99.01 Press release announcing the completion of the acquisition of certain assets, dated March 31, 2004. Filed as Exhibit 99 to the Registrant's Current Report on Form 8-K filed March 31, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       VERINT SYSTEMS INC.
                                       (Registrant)


Dated:  June 8, 2004                  By:     /s/  Igal Nissim
                                             ------------------------
                                             Name: Igal Nissim
                                             Title:    Chief Financial Officer

                                   ECTEL LTD.

                        GOVERNMENT SURVEILLANCE BUSINESS
                              FINANCIAL STATEMENTS
                             AS AT DECEMBER 31, 2003

ECTEL - THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003






CONTENTS

                                                                                  PAGE
Report of Independent Auditors                                                       7

The Government Surveillance Business Balance Sheet as at
December 31, 2003                                                                    8

The Government Surveillance Business Statement of Operations and Equity for the
year ended December 31, 2003                                                        10

The Government Surveillance Business Statement of Cash Flows for the
year ended December 31, 2003                                                        11

Notes to the Government Surveillance Business Financial Statements                  12

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of ECtel Ltd.


We have audited the accompanying balance sheets of ECtel Ltd. - The Government Surveillance business ("the business"), as of December 31, 2003 and the related statements of operations and equity and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's Board of Directors and of its management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Such auditing standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of the business as at December 31, 2003, and the results of operations and equity and changes in cash flows for the year ended December 31, 2003 in conformity with generally accepted accounting principles in the United States of America.


Somekh Chaikin
Certified Public Accountants (Israel)
A member of KPMG International

Tel Aviv, March 28, 2004

                                                                      ECtel Ltd.

   THE GOVERNMENT SURVEILLANCE BUSINESS BALANCE SHEET AS AT DECEMBER 31, 2003




                                                       NOTE      IN THOUSANDS
                                                 -----------     -------------
ASSETS

Current assets
Receivables:
 Trade                                                           $     14,455
 Other                                                                    893
Unbilled receivables                                                    7,175
Inventories                                               3             2,914
                                                                 ------------
Total current assets                                                   25,437
                                                                 ------------
LONG-TERM DEPOSITS                                                        220

PROPERTY, PLANT AND EQUIPMENT                             4
Cost                                                                    1,999
Less - accumulated depreciation                                           583
                                                                 ------------
                                                                        1,416
                                                                 ------------
OTHER ASSETS                                                              588
                                                                 ------------
TOTAL ASSETS                                                     $     27,661
                                                                 ============



/s/ Avi Goldstein
---------------------------
    Avi Goldstein
    Chief Financial Officer


Petach Tikva, March 28, 2004



The accompanying notes are an integral part of the financial statements.

                                                       NOTE      IN THOUSANDS
LIABILITIES AND EQUITY                           ----------      ------------

Current liabilities
Trade payables                                                   $      2,179
Related parties                                                           213
Other payables and accrued liabilities                                  5,478
                                                                 ------------
Total current liabilities                                               7,870
                                                                 ------------

LONG-TERM LIABILITIES
Liability for employee severance benefits, net            5               296
                                                                 ------------
TOTAL LIABILITIES                                                       8,166
                                                                 ------------

COMMITMENTS AND CONTINGENCIES                             6

EQUITY                                                    7            19,495
                                                                 ------------

TOTAL LIABILITIES AND EQUITY                                     $     27,661
                                                                 ============

                                                                      ECtel Ltd.

THE GOVERNMENT SURVEILLANCE BUSINESS STATEMENTS OF OPERATIONS AND EQUITY FOR THE YEAR ENDED DECEMBER 31, 2003


                                                NOTE              IN THOUSANDS
                                         -----------              ------------

REVENUES                                                          $     12,399
COST OF REVENUES                                                         9,605
                                                                  ------------
GROSS PROFIT                                                             2,794

Research and development costs                                           4,601
Selling and marketing expenses                                           2,351
General and administrative expenses                                        776
                                                                  ------------

OPERATING LOSS                                                          (4,934)
Financial expenses                                                        (172)
Financial income                                                           254
Other income, net                                                            1
                                                                  ------------
LOSS BEFORE TAXES ON INCOME                                             (4,851)
Taxes on income                                    8                        16
                                                                  ------------
NET LOSS FOR THE YEAR                                             $     (4,867)

Equity balance at December 31, 2002                                     24,362
                                                                  ------------
EQUITY BALANCE AT DECEMBER 31, 2003                               $     19,495
                                                                  ============

The accompanying notes are an integral part of the financial statements.

                                                                      ECtel Ltd.

THE GOVERNMENT SURVEILLANCE BUSINESS STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES                                                      IN THOUSANDS
                                                                                          -----------
Net loss for the year                                                                     $   (4,867)

Adjustments to reconcile net income to cash provided by operating activities:

Depreciation and amortization                                                                    469
Increase in deferred tax                                                                         (40)
Increase in trade receivables                                                                 (1,450)
Increase in other receivables                                                                   (124)
Decrease in recoverable costs and estimated earnings - not yet billed                          3,724
Increase in inventories                                                                         (967)
Decrease in long-term receivables                                                              1,928
Decrease in trade payables                                                                      (887)
Increase in amounts due to related parties                                                       222
Decrease in other payables and accrued liabilities                                            (4,257)
Increase in liability for employee severance benefits, net                                        76
                                                                                          -----------

NET CASH USED IN OPERATING ACTIVITIES                                                     $   (6,173)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in property, plant and equipment                                               $    (476)
Investment in technology                                                                        (435)
Long-term deposit funding                                                                        (16)
Employee severance rights funding                                                                (26)
                                                                                          -----------
NET CASH USED IN INVESTING ACTIVITIES                                                     $     (953)
                                                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Cash provided by ECtel                                                                    $    7,126
                                                                                          -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                         --

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                    --
                                                                                          -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                                  $       --
                                                                                          ===========


The accompanying notes are an integral part of the financial statements.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003


  NOTE 1 - GENERAL

         ECtel Ltd. and its subsidiaries (hereinafter - "the Company") provides telecommunication service providers with comprehensive solutions for their quality of service monitoring, fraud prevention and interconnect billing needs and provide government agencies and others with comprehensive solutions for their telecommunication monitoring needs. The Company is a subsidiary of ECI Telecom Ltd. (hereinafter - the "parent company" or "ECI") ECI beneficiary owns 58.3% of ECtel's outstanding shares as at December 31, 2003. The Company was established and commenced operations in April 1990. In October 1999 the Company completed an initial public offering of its ordinary shares on the Nasdaq National Market. See subsequent events, Note 11B.

         On February 9, 2004 the Company signed a definitive agreement to sell its Government Surveillance Business (hereinafter - "the Business") to Verint Systems Ltd. (hereinafter - "Verint"). According to the terms of the transaction, the Company will transfer to Verint the Government Surveillance business comprised of various assets and liabilities.

         Set forth below are details of the assets and liabilities of the Business which will be transferred:

                                                                 DECEMBER 31
                                                                        2003
                                                                ------------
                                                                IN THOUSANDS
                                                                ------------
          Assets
          Inventories                                           $        332
          Property, plant and equipment, net                           1,416
          Other assets                                                   589
                                                                ------------
                                                                $      2,337
                                                                ============
          Liabilities
          Other payables                                        $        541
          Liability for employee severance benefits, net                 194
                                                                ------------
                                                                $        735
                                                                ============

         The Business presented in these financial statements is not a separate legal entity. These financial statements reflect the financial position, results of operations and equity and cash flows of the Business as if it was a standalone separate entity for the year 2003. These financial statements have been prepared using the historical basis of the assets and liabilities and historical results of operations related to the Business.

         These   financial   statements   have  been  prepared  by  specifically
         identifying assets, liabilities, revenues and expenses related to the Business or by allocating certain assets,

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003



         liabilities and expenses of ECtel that were incurred on behalf of or relate to the Business. These allocations are based on ratios that take into account Business revenue, purchase of material and components, labor expenses and overhead expenses. Management believes that these allocations are reasonable, however allocated items would not necessarily be indicative of the items that would have been presented if the Business was operating as a stand alone entity.

         The Business was able to specifically identify trade receivables, unbilled receivables, finished and in progress inventory, property, plant and equipment, commissions payable, product warranty, customer advances and most of the other payables. Other receivables, long-term deposits for the benefit of employees and employees social benefits were allocated based on the ratio of wages allocated to the Business to total wages of the Company. Stock options and related information figures were allocated by using the actual number of options outstanding held by employees dedicated to the Business and for corporate personnel that are not specific to the Business were allocated based on the ratio of wages allocated as stated above. Raw materials were allocated based on the ratio of purchases by the Business to the purchases of the Company. Other assets (technology) was estimated by the management to be 50% related to the Business. Trade and related party payables were allocated based on the ratio of the purchase of the Business to total purchases of the Company. Interest was calculated based on the ratio of revenues of the Business to total revenues of the Company. Taxes were allocated based on the ratio of the taxable income of the Business to total taxable income of the Company. Loss for tax purposes for fiscal 2003 was calculated for the Business based on its operations as presented in these financial statements.



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES


         The  financial   statements  have  been  prepared  in  conformity  with
         generally accepted accounting principles (GAAP) in the United States.

         A.       FINANCIAL STATEMENTS IN U.S. DOLLARS

         The  currency  of  the  primary  economic   environment  in  which  the
         operations of the Business conducted is in the U.S. dollar ("dollar").

         Most of the Business sales are made outside of Israel - and are made primarily in dollars. Most purchases of materials and components, as well as most selling and other expenses incurred outside Israel, are in dollars. In view of the foregoing, the dollar has been determined to be the Business functional currency.

         Transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been translated into dollars in accordance

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003


         with the principles set forth in Statement No. 52 of the Financial Accounting Standards Board (FASB) of the United States.

         All exchange gains and losses resulting from monetary balance sheet items denominated in non-dollar currencies are reflected in the income statement when they arise. Such exchange gains and losses are included in the same income statement items in which the related transactions are included.

B.       INVENTORIES

         Inventories are stated at the lower of cost or market. Cost is determined as follows:

         Raw materials (including components) - on the moving average basis.

         Work in process and finished products:
         Raw materials and components - on the moving average basis. Labor and overhead components - on the basis of actual manufacturing costs.


C.       PROPERTY, PLANT AND EQUIPMENT


         1.       These assets are stated at cost less accumulated depreciation.

         2. Depreciation is computed using the straight-line method, over the estimated useful life of the assets as estimated by the Company.

                  Annual rate of depreciation is as follows:

                  Machinery and equipment          6% - 20%   (principally 20%)


         3. Major renewals and improvements are capitalized, while repairs and maintenance are expensed as incurred.

D.       ALLOWANCE FOR DOUBTFUL DEBTS

         The Business record allowance for doubtful debts which management believes reflects adequately the loss inherent in receivables for which collection is in doubt. In determining the fairness of the allowance management bases its determination, among other factors, on information available about the debtor's financial situation, the volume of their operations and evaluation of the security received from them. No allowance was recorded in relation to the existing trade receivables.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

E.       AMORTIZATION OF INTANGIBLE ASSETS



         SFAS No. 142 requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

         Other purchased technology is amortized over its estimated useful life of five years.

F.       REVENUE RECOGNITION

         1. Revenue from product sales (which include software) is recognized, in accordance with SOP 97-2, "Software Revenue Recognition", upon delivery to customers and when the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the vendor's fee is fixed or determinable and (4) collectibility is probable.

                  The Business includes post contract customer support (PCS) within the price of the product sale. This PCS is for a one-year period and includes a standard product warranty and upgrades and enhancements to correct minor bugs or errors in the software. The cost of providing the PCS is insignificant and the warranty and bug fixes have been infrequent. Therefore, the PCS revenue is recognized upon delivery of the product in accordance with SOP 97-2."

         2. In certain cases, when the sale contract includes customer acceptance provisions with respect to performance guarantees, i.e. installation, revenue is recognized when the Business has demonstrated that the criteria specified in the provisions have been satisfied.

         3. Revenue is recognized from the initial sale of a new technology product only after the customer has notified the Business of its acceptance. Subsequent sales are recognized as per paragraphs 1 and 2 above.

         4. Revenues from sales involving long-term credit arrangements at less than normal commercially acceptable interest rates are recorded at the present value of the related future cash flows. The difference between the amounts receivable and their present value is recognized as interest income over the period of the debt.

         5.       Service  revenues  from  product  maintenance   contracts  and
                  separately priced extended warranty contracts are recognized ratably over the contract period.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003



         6. Long-term contracts are those requiring design, development, engineering and modification and are of a significantly longer duration than contracts for system sales. Revenue from long-term contracts is recognized using the percentage of completion method, which is in accordance with statement of position (SOP 81-1). The percentage of completion is determined as a ratio of accumulated costs incurred (including materials, labor and overhead) to total estimated costs of the contract. In the event that management anticipates a loss on a particular contract, such anticipated loss is provided for in full in the period when the loss is first anticipated.

         7. When a sale involves multiple elements, the Business accounts for the sale according to the provisions of EITF 00-21, "Revenue Arrangements with Multiple Deliverables (hereinafter EITF 00-21). According to EITF 00-21 in an arrangement with multiple deliverables, the delivered item(s) should be considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s), (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration should be allocated to the separate units of accounting based on their relative fair value. However, there may be cases in which there is objective and reliable evidence of the fair value(s) of the undelivered item(s) in an arrangement but no such evidence for one or more of the delivered items. In those cases, the residual method should be used to allocate the arrangement consideration.



G.       RESEARCH AND DEVELOPMENT

         Research and development costs are charged to the statement of income as incurred.

         Software development costs are expensed as incurred until technological feasibility has been established, at which time subsequent costs are capitalized until the product is available for general release to customers. To date, either the establishment of technological feasibility of the Company's products and their general release has substantially coincided or costs incurred subsequent to the achievement of technological feasibility have not been material. As a result, software development costs qualifying for capitalization have been insignificant, and the Business has not capitalized any software development costs.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003



H.       LIABILITY FOR EMPLOYEE SEVERANCE BENEFITS, NET

         The value of deposits for severance pay funds is netted with severance pay expense accruals (see Note 5).


I.       TAXES ON INCOME

         The Business accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" ("SFAS 109").


         Under SFAS 109 deferred tax assets or liabilities are recognized in respect of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts as well as in respect of tax losses and other deductions which may be deductible for tax purposes in future years, based on statutory tax rates as these will be applicable to the periods in which such deferred taxes will be realized. Deferred tax assets do not include future tax benefits the realization of which is less than "more likely than not". Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets and liabilities are presented as current or long-term items in accordance with the nature of assets or liabilities to which they relate, according to the date of their realization.


         Deferred taxes were not recorded in respect of the following matters -

         1. Differences between the rate of change in the Israeli Consumer Price Index (which serves as a basis for measurement for tax purposes) and the rate of change in the NIS/US dollar exchange rate. This is in accordance with SFAS 109. These differences are not material.

         2. Permanent differences between expenses allowable for tax purposes in respect of stock options to employees and expenses included in the Statement of Income.

         Income tax expense represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


J.       STOCK OPTION PLANS

         Stock option and related information were allocated by using the actual number of options outstanding held by employees dedicated to the Business and for corporate personnel that are not specific to the Business were allocated based on the ratio of wages of the Business to total wages of the Company. The Business applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations,

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

         in accounting for its fixed plan stock options. As such, compensation expense is determined on the date of grant only if the current market price of the underlying stock exceeded the exercise price and amortized over the vesting period.
         In October 1995 the Financial Accounting Standards Board (FASB) issued SFAS No. 123 "Accounting for Stock-based Compensation" ("SFAS 123") which establishes financial accounting and reporting standards for stock-based compensation plans. The statement defines a fair value based method of accounting for an employee stock option. The Company adopted the disclosure provisions of SFAS 123 but opted to remain under the expense recognition provisions of APB 25.

         The following table illustrates the effect on net income and earnings if the Business had applied the fair value recognition provisions of SFAS 123 (in thousands):

                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31
                                                                                                             2003
                                                                                                      -----------
        Net loss as reported                                                                          $   (4,867)
        Less:  Application of compensation expenses according to SFAS 123                                   (898)
                                                                                                      -----------
        Pro forma net loss                                                                            $   (5,765)
                                                                                                      ===========



K.       ESTIMATIONS AND ASSUMPTIONS IN THE FINANCIAL STATEMENTS

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

         These  are   management's   best  estimates  based  on  experience  and
         historical data, however actual results could differ from these estimates.


L.       TRANSFER OF FINANCIAL ASSETS

         The Business accounts for transfer of financial assets in accordance with the provisions of SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets". The Standard requires recognizing the sale of financial instruments when the control over the financial assets transferred and the consideration from the sale does not include any beneficial interests in the transferred asset.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

M.       IMPAIRMENT OF LONG-LIVED ASSETS AND ASSETS TO BE DISPOSED OF

         The Business accounts for long-lived assets under the provisions of FAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter SFAS 144). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale.


N.       GUARANTOR'S   ACCOUNTING  AND  DISCLOSURE   REQUIREMENTS   FOR
         GUARANTEES,  INCLUDING INDIRECT  GUARANTEES OF INDEBTEDNESS OF
         OTHERS

         The Business has adopted the provision of FIN No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees or Indebtedness of Others" (hereinafter the Interpretation). The Interpretation requires the guarantor to recognize a liability for the non-contingent component of the guarantee i.e. the obligation to stand ready to perform in the event that specific triggering events or conditions occur. The initial measurement of this liability is the fair value of the guarantee at inception. The recognition of the liability is required even if it is not probable that payments will be required under the guarantee or if the guarantee was issued with a premium payment or as part of a transaction with multiple elements. The Business also complies with the disclosure requirements in the Interpretation in regard to its obligations under guarantees. These disclosure requirements are included in Note 6B to the Government Surveillance business financial statements.


NOTE 3 - INVENTORIES

         Inventories consist of the following (in thousands):

                                                                                                    DECEMBER 31
                                                                                                           2003
                                                                                                    ============

        Raw materials and components                                                                $      1,877
        Work in process                                                                                      746
        Finished products                                                                                    291
                                                                                                    ------------
                                                                                                    $      2,914
                                                                                                    ============

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003


NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consists of the following (in thousands):

                                                              MACHINERY
                                                                    AND
                                                              EQUIPMENT
                                                              ---------

          COST
          Balance at January 1, 2003                          $   1,486
          Additions                                                 513
          Disposals                                                  --
                                                              ---------

          BALANCE AT DECEMBER 31, 2003                            1,999
                                                              ---------
          ACCUMULATED DEPRECIATION
          Balance at January 1, 2003                          $     342
          Additions                                                 241
          Disposals                                                  --
                                                              ---------
          BALANCE AT DECEMBER 31, 2003                              583
                                                              ---------
          UNDEPRECIATED BALANCE AT December 31, 2003          $   1,416
                                                              =========

NOTE 5 - LIABILITY FOR EMPLOYEE SEVERANCE BENEFITS, NET

         Under Israeli law and labor agreements, Israeli companies are required to make severance and pension payments to its retired or dismissed employees and to employees leaving employment in certain other circumstances.

         1. The liability in respect of the relevant employees is discharged by participating in a defined contribution pension plan and making regular deposits with a pension fund. The custody and management of the amounts so deposited is independent of any control by the Israeli companies and accordingly such amounts funded (included in expenses on an accrual basis) and related liabilities are not reflected in the balance sheet.

         2. In respect of the liability to other employees, individual insurance policies are purchased and deposits are made with recognized severance pay funds.

                  The liability for severance pay is calculated on the basis of the latest salary paid to each employee multiplied by the number of years of employment. The

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

                  liability is covered by the amounts deposited including accumulated income thereon as well as by the unfunded provision. Withdrawals from the funds may be made only for the purpose of disbursement of severance pay.

         3. Expenses recorded in respect of severance and pension pay for the year ended December 31, 2003 are $ 150,000.



NOTE 6 - COMMITMENTS AND CONTINGENCIES

         A.       LEASE COMMITMENTS

         The Business has entered into operating leases (in respect of premises and motor vehicles) in Israel. The agreements expire on various dates from 2004 to 2007 (some have renewal options) and are in local currencies or linked to the US dollar.

         Future minimum annual rental payments which the Business is committed to pay under the above leases, at rates in effect at December 31, 2003, are as follows (in thousands):


        YEAR ENDING DECEMBER 31:
        ------------------------
        2004                                                       $   667
        2005                                                       $   372
        2006                                                       $   278
        2007                                                       $     1

         B.       GUARANTEES

         At December 31, 2003, the Business has granted guarantees to third parties in the sum of $3 million mainly as performance guarantees that can be demanded in case of material breach of contracts. The expiration dates of the guarantees are from January 2004 through February 2006.




         C.       NEGATIVE PLEDGE

         In September 2002, the Company executed a negative pledge to an Israeli Bank in which it undertook not to perform the following without the Bank's prior written consent:

         (1) Mortgage, or undertake to mortgage, in any manner or form, any of its assets;

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003



         (2) Sell assets (other than in the ordinary course of business) the value of which exceed $1 million in the aggregate. On the basis of the above mentioned negative pledge, the Bank has agreed to grant various credit facilities to the Company. As of December 31, 2003, the bank has granted the Company credit facilities of approximately $ 2,500 thousand for guarantees the Company has granted to third parties.
                  The Company received a waiver from the bank to sell the Business.


NOTE 7 - EQUITY

         SHARE INCENTIVE AND STOCK OPTION PLANS

         Employees of the Business participate in stock-based compensation plans that are administered through the Company and involve options to acquire the Company shares. Accordingly, option information presented herein represents the Business's portion of the overall plans.

         1. The Company has few current share incentive and stock option plans -

                  1.a The Company's Share Option Plan (the "ECtel Plan") was adopted by the Board of Directors on June 15, 1998.

                           The ECtel Plan provides that options may be granted to senior employees or managers of the Company or its subsidiary pursuant to (a) one or more sub-plans designed to benefit Israeli employees from the provisions of Section 102 of the Israeli Income Tax Ordinance (New Version) 1961 and (b) any other share incentive plan approved by the Board of Directors of the Company.

                           The  Board  of  Directors  initially  authorized  the
                           Company to grant options under the ECtel Plan. The option awards are personal and non-assignable and terminate automatically upon termination of employment (except for approved retirement or termination caused by death or disability). The vesting for these options is in three equal annual installments commencing two years after the date of grant.

                           In November 1998 and May 1999, the Company granted to employees options to purchase ordinary shares.

                           The exercise price per share under the option awards was determined based on factors considered by the Board of Directors. The exercise price per share for these stock options is $ 1.04 per share.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003




                  1.b In September 1999, the Company granted to employees options to purchase ordinary shares. The exercise price is $ 4.66 per share. These options vest in three equal annual installments commencing September 2001.

                  1.c In May 2000, the Board of Directors amended the ECtel Plan (the "Amended Plan") and authorized the Company to grant to employees additional options. In May 2000, the Company granted to employees options. The exercise price is $ 15.75 per share. These options vest in two equal annual installments commencing at May 2002.

                  1.d In January 2001, the Board of Directors authorized, under the above plans, the grant of options to employees. In January 2001, the Company granted options to employees. The exercise price is $ 8.82 per share. These options vest in two equal annual installments commencing at January 2002.

                  1.e In October 2001, the Board of Directors authorized, under the above plans, the grant of options to employees. In October 2001, the Company granted options to employees. The exercise price is $ 11.55 per share. The options vest in two equal annual installments commencing October 2002.

                  1.f In October 2002, the Board of Directors authorized, under the, above plans, the grant of options to employees. In October 2002, the Company granted options to employees. The exercise price is $ 7.9 per share. These options vest in three equal annual installments, commencing in October 2003.

                  1.g In August 2003 the Board of Directors authorized a new share option plan. Under said 2003 plan, in December 2003, the Company granted options to employees. The exercise price for said options is $
                           4.67 per share. These options vest over three years in twelve equal quarterly installments, commencing on various dates from March 2003 to May 2003.



         2. Stock options under all the share incentive and option plans as allocated to the Business as described in Note 1 are as follows:

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003



                                                                     YEAR ENDED
                                                              DECEMBER 31, 2003
                                                              -----------------
                                                                      NUMBER OF
                                                                         SHARES
                                                              -----------------

  Balance outstanding at beginning of year                            1,061,282
  Changes during the year:
  Granted                                                                34,800
  Exercised                                                             (22,556)
  Forfeited                                                             (36,905)
                                                              -----------------
  Balance outstanding at end of year                                  1,036,621
                                                              =================


                                                  WEIGHTED    DECEMBER 31, 2003
                                                   AVERAGE    -----------------
                                            EXERCISE PRICE            NUMBER OF
                                                 PER SHARE               SHARES
                                            --------------    -----------------

  Options may be exercised as follows:
  First year or thereafter                  $          8.71             926,556
  Second year or thereafter                 $          7.52             102,508
  Third year or thereafter                  $          4.67               7,557
                                                              -----------------
                                                                      1,036,621
                                                              =================

         Shares covered by unexercised options have no voting rights or rights to cash dividends.

         3. In October 1995 the Financial Accounting Standards Board issued SFAS 123 "Accounting for Stock Based Compensation" which establishes financial accounting and reporting standards for stock-based compensation plans. The statement defines a fair value based method of accounting for an employee stock option.

              In 1998, following the adoption of the ECtel Plan, the Company adopted the disclosure provisions of SFAS 123 but opted to remain under the expense recognition provisions of "Accounting for Stock Issued to Employees" in accordance with the methods prescribed by APB 25.

              As required by SFAS 123 the Company has determined the fair value of stock-based arrangements as follows:

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003


                                                         FAIR MARKET VALUE
                                                         -----------------
            GRANT                                                        $
            -----------------                            -----------------
            1998                                                      3.57
            May 1999                                                  8.54
            September 1999                                            9.59
            2000                                                     12.32
            January 2001                                              4.81
            October 2001                                              5.60
            2002                                                      5.93
            2003                                                      1.85


           The fair values of  stock-based  compensation  awards granted were
           estimated  using  the  "Black-Scholes"   pricing  model  with  the
           following assumptions:

                                                       EXPECTED        EXPECTED          RISK FREE
           YEAR OF GRANT              DIVIDEND      OPTION LIFE      VOLATILITY      INTEREST RATE
           -------------              --------      -----------      ----------      -------------
           1998                           --                 4               0%               6.0%
           1999                           --                 4               0%               6.0%
           1999                           --                 4           112.9%               6.0%
           2000                           --                 3           101.3%               6.5%
           January 2001                   --                 2           99.75%               5.5%
           October 2001                   --                 2           88.63%               3.0%
           2002                           --                 3           66.64%               3.0%
           2003                           --                 3           29.95%                 1%

              Had compensation expenses for stock options granted under the ECtel Plans been determined based on fair value at the grant dates consistent with SFAS 123 requirements, the Business's net loss would have been reduced to the pro forma amounts shown below:



                                                                                          YEAR ENDED
                                                                                         DECEMBER 31
                                                                                                2003
                                                                                         ------------
            Net loss (in thousands)
            As reported                                                                  $     (4,867)
            Less:  Application of compensation expenses according to SFAS 123                    (898)
                                                                                         ------------
            Pro forma net loss                                                           $     (5,765)
                                                                                         ============

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

NOTE 8 - TAXES ON INCOME


         A.       TAX PROGRAMS UNDER VARIOUS ISRAELI TAX LAWS:


         1.       Tax   benefits   under  the   Law  for  the  Encouragement  of
                  Capital Investments, 1959.

                  Pursuant to the above Law the Company and the Business as apart of it, are entitled to tax benefits relating to investments in "Approved Enterprises" in accordance with letters of approval received.

                  A major part of the production facilities of the Company has been granted the status of an "Approved Enterprise" under the above Law. Income arising from the Company's "Approved Enterprise" is subject to zero tax rates under the "Alternative Benefit Method" and reduced tax rates based on the level of direct or indirect foreign ownership, for specified periods.
                  The period of benefits in respect of most of the Company's production facilities will terminate in the years 2000 - 2014. The Company's current investments in development facilities are made under new approvals.

                  At December  31,  2003,  approximately  45% of the cost of the
                  Company's   production    facilities    represented   approved
                  enterprise facilities.

                  In the event of distribution by the Company of a cash dividend out of retained earnings which were taxed at zero rate due to the "Approved Enterprise" status, the Company would be subjected to 20% corporate tax on the amount distributed, and the recipients would have to pay 15% tax (to be withheld at source) on the amounts of such distribution received by them.

                  The Company has not recorded a deferred tax provision in respect of the above, as there is no intention to pay a dividend in the foreseeable future and, in any event, there is a tax strategy available whereby a distribution in liquidation will not create additional taxes for the Company.


         2. Measurement of results for tax purposes under the Income Tax Law (Inflationary Adjustments), 1985.

                  Under this law, operating results for tax purposes are measured in real terms, in accordance with the changes in the Israeli CPI, or changes in the exchange rate of the dollar - for a "Foreign Investors' Company", as defined by the Law for the Encouragement of Capital Investments, 1959. The Company elected to measure its operating results on the basis of the changes in the Israeli CPI. As a result, the

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003


                  Company is entitled to deduct from its taxable income an "Inflation deduction" (which partially compensates for the decrease in the value of shareholders' equity resulting from the annual rise in the Israeli CPI).

         3.       Tax  benefits   under   the   Law  for  the   Encouragement of
                  Industry (Taxation), 1969.

                  The Company is an "Industrial Company" as defined by this Law, and as such is entitled, among other benefits, to claim accelerated depreciation of machinery and equipment as prescribed by regulations issued under the inflationary adjustments tax law.

         4.       Tax rates applicable to income from other sources in Israel.

                  Income not eligible for "Approved Enterprise" benefits as mentioned above is taxed at the ordinary tax rate of 36%.


         B.       TAXES ON INCOME

         Taxes on income (tax benefit) included in the Government Surveillance Business statements of income are comprised as follows (in thousands):


                                                       YEAR ENDED
                                                      DECEMBER 31
                                                             2003
                                                      -----------
        Current and previous years taxes              $       56
        Deferred taxes                                       (40)
                                                      -----------
                                                      $       16
                                                      ===========



         C.       RECONCILIATION OF THE STATUTORY TAX EXPENSE TO ACTUAL TAX
                  EXPENSE

         A reconciliation of the statutory tax expense, assuming all income is taxed at the statutory rate (see A4 above) applicable to the income of companies in Israel, and the actual tax expense is as follows (in thousands):

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

                                                                                                             YEAR ENDED
                                                                                                            DECEMBER 31
                                                                                                                   2003
                                                                                                            -----------
         Income (loss) from continuing operations before taxes on income, as reported
         in the consolidated statements of income                                                           $    (4,851)
                                                                                                            ===========

        Theoretical tax on the above amount (36%)                                                                (1,746)
        Tax benefit arising from the "Approved Enterprise"                                                        1,303
        Differences for which deferred taxes were not recorded                                                    1,046
        Taxes in respect of prior years for which deferred taxes were not recorded                                   19
        Adjustments arising from differences in the basis of measurement for tax
         purposes and for financial reporting purposes and other*                                                  (606)
                                                                                                            -----------

        Taxes on income for the reported year                                                               $        16
                                                                                                            ===========

         * Resulting from the difference between the changes in the Israeli CPI (the basis for computation of taxable income of the Company - (see A2 above) and the changes in the exchange rate of Israeli currency relative to the dollar.



         D.       COMPONENTS OF DEFERRED INCOME TAX

         The Business has decided to recognize deferred tax benefits based on the Business' history and management's expectation that future taxable earnings will be achieved. A valuation allowance has been made for certain deferred tax assets of the Business and subsidiary companies, where management believes that it is more likely than not that a portion of the deferred tax assets will not be realized.
         The increase in valuation allowance is mainly because of operating loss from 2003.


         (1) Deferred income tax consists of future tax assets attributable to the following (in thousands):

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003


                                                            DECEMBER 31
                                                                   2003
                                                            -----------
 CURRENT DEFERRED TAX BENEFIT
 Vacation pay accruals                                      $       108
 Allowance for doubtful debts                                       840
 Research and development costs                                     256
                                                            -----------
 Gross current deferred tax benefit                               1,204
 Less - valuation allowance                                        (601)
                                                            -----------
 Net current deferred tax benefit*                          $       603
                                                            ===========

 LONG TERM DEFERRED TAX BENEFIT
 Liability for employee severance benefits                  $        36
 Operating and capital loss carry forwards                        1,387
 Fixed assets                                                        75
 Research and development costs                                     256
 Others                                                              21
                                                            -----------
 Gross long term deferred tax benefit                             1,775
 Less - valuation allowance                                      (1,775)
                                                            -----------
 Net long-term deferred tax benefit                                  --
                                                            ===========
 Total net deferred tax benefit                             $       603
                                                            ===========



* This item is included in "other  receivables" in the Business  balance sheets.


         E.    TAX ASSESSMENTS

         Final tax assessments have been received by the Israeli company through the 1992 tax year. In accordance with the provisions of the Income Tax Ordinance tax returns submitted up to and including the 1997 tax year can be regarded as final. The Company has received tax assessments for the years 1999 to 2001 and is in process of appealing these assessments. The amounts of tax in dispute are approximately $ 2 million, part of which relate to temporary differences. The Company has made a provision, which in opinion of management is adequate.

         No final tax assessments have been received by the Subsidiary Companies since inception. Tax returns filed up to and including the 1997 tax year for the U.S. subsidiary can be regarded as final.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

         The Business has a tax loss carryforward of approximately $ 6.9 million which can be carried forward indefinitely.


         F. ISRAEL TAX REFORM WITH EFFECT FROM JANUARY 1, 2003

         During the year 2002, tax reform legislation was enacted with effect from January 1, 2003, which significantly changed the taxation basis of corporate and individual taxpayers from a territorial basis to a worldwide basis. From such date an Israel resident taxpayer will be taxed on income produced and derived both in and out of Israel. The main provisions of the tax reform that may affect the Business are as follows:

1.       Transfer pricing of international transactions with related parties.

         The Income Tax Ordinance was amended to include provisions concerning transfer pricing between related parties, where one of the parties is situated abroad. Detailed provisions are to be included in Income Tax Regulations that have yet to be issued. Although the Business believes that the transfer pricing policy adopted with foreign affiliates is economically fair, an adjustment may be required following the issue of the said Regulations.

2.       Employee stock incentive plans.

         The tax reform codified past practice and determined three alternative tracks for taxing employee stock option plans. Where a trustee arrangement is in place, the employer can either claim an expense for tax purposes while the employee will be fully taxed up to the maximum marginal tax rate of 50% or the Business can waive the tax expense and the employee will pay a reduced tax rate of 25%. Where there is no trustee arrangement, the employee is fully taxable and no expense is allowed to the Business. There are detailed provisions for implementing these tracks. The Business is considering the alternatives.

3. Capital gains tax is reduced to 25% from 36%, except with respect to capital gains from marketable securities, with transitional provisions for assets acquired prior to January 1, 2003.

4.       The seven year limit for  carrying  forward of capital  losses has been
         removed  with  respect  to  capital   losses   arising  from  1996  and
         thereafter.

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

NOTE 9 - RELATED PARTY TRANSACTIONS

         A. Related parties are comprised of principal shareholders (10% or more of the Business share capital) and their subsidiaries and affiliates as well as other affiliates of the Business. Transactions with related parties are mainly comprised of sales of some of the Business products and purchases from related parties in respect of cost of sales.

                  All transactions with related parties were in the ordinary course of business and at terms identical to those applied to transactions with other customers or suppliers.

         B. THE COMPANY HAD VARIOUS AGREEMENTS WITH ECI DURING THE YEARS 2000 TO 2003. THE AGREEMENTS EFFECTIVE TO THE BUSINESS THROUGHOUT 2003 ARE AS FOLLOWS:

         1. An administrative services agreement, for various services including inter alia, insurance (including D&O insurance), security and limited human resources related services, maintenance, catering and transportation services and general and administrative services (all mainly through third party providers) as well intellectual property services. For the performance of each service the Business pays ECI amounts agreed upon therein.

         2. A supply agreement, (which was originally for a 5-year term, from October 1999, with automatic renewal for an additional 5 years, unless the Business terminates, upon six months prior notice), in which payments to ECI are in accordance with agreed pricing.

         C.       BALANCES AND TRANSACTIONS WITH RELATED PARTIES

                                                                   DECEMBER 31
                                                                          2003
                                                                   ------------
        LIABILITIES (IN THOUSANDS)

        Trade payables                                             $        183
        Other                                                                30

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                                           2003
                                                                   ------------
         INCOME FROM AND EXPENSES TO RELATED PARTIES

         Sales                                                     $         37
         Purchases from related parties                                   1,440
         Research and development costs, net                                100
         Sales and marketing expenses                                        72
         Financial expenses                                                  20

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003

NOTE 10 - RECENTLY ENACTED ACCOUNTING STANDARDS

         A.       FASB  STATEMENT  NO.  149,   AMENDMENT  OF  STATEMENT  133  ON
                  DERIVATIVE   INSTRUMENTS  AND  HEDGING  ACTIVITIES  -  SAB  74
                  DISCLOSURE

         On April 30, 2003, the FASB issued FASB Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends FASB Statement No. 133, "Accounting for Derivative instruments and Hedging Activities", to address (1) decisions reached by the Derivatives Implementation Group, (2) developments in other Board projects that address financial instruments, and (3) implementation issues related to the definition of a derivative. Statement 149 has multiple effective date provisions depending on the nature of the amendment to Statement 133. The adoption of SFAS 149 has no effect on the Business financial statements.


         B. FASB STATEMENT NO. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY

         On May 15, 2003, the FASB issued FASB Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. For nonpublic entities, mandatory redeemable financial instruments are subject to the provisions of this Statement for the first fiscal period beginning after December 15, 2003. The adoption of FASB 150 will not have an impact on the Business financial statements.

         C. FASB INTERPRETATION NO. 46, CONSOLIDATION OF VARIABLE INTEREST ENTITIES

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Government segment Financial Statements ("ARB 51"), to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. ARB 51 requires that an

                                                                      ECtel Ltd.

NOTES TO THE GOVERNMENT SURVEILLANCE BUSINESS FINANCIAL STATEMENTS AS AT DECEMBER 31, 2003


         enterprise's Government segment financial statements include subsidiaries in which the enterprise has a controlling financial interest. That requirement usually has been applied to subsidiaries in which an enterprise has a majority voting interest. The voting interest approach is not effective in identifying controlling financial interests in entities that are not controllable through voting interest or in which the equity investors do not bear the residual economic risk. FIN 46 explains how to identify variable interest entities and how an enterprise assesses its interests in a variable interest entity to decide whether it is its primary beneficiary and therefore is required to consolidate that entity. FIN 46 also addresses the initial valuation of the assets and liabilities to be Business, the treatment of any gain or loss resulting from the initial measurement and disclosures requirements for the primary beneficiary.

         All entities with variable interest in variable interest entities created after January 31, 2003 shall apply the provisions of FIN 46 immediately. Public entities with a variable interest in variable interest entities created before February 1, 2003 shall apply the provisions of this Interpretation no later than the first interim or annual reporting period beginning after December 15, 2003. On December 24, 2003, FASB issued an Interpretation which clarified and modified FASB Interpretation No. 46. The Company is in the process of analyzing FIN 46, as modified.

NOTE 11 - SUBSEQUENT EVENTS

         A. In January 2004, the Company received resignation from its Chief Executive Officer ("CEO") Aharon Shech, starting February 2004. The Company appointed Eitan Naor as its new President and CEO.

         B. On March 9 2004, the Board of Directors of ECI decided, in principle, that ECI will distribute 7.6 million of its shares in ECtel Ltd. to ECI's shareholders. ECI currently holds approximately 10.5 million, or 58%, of ECtel's shares. After distribution of the shares, ECI will hold approximately 16% of ECtel's outstanding shares. The distribution of the shares is subject to approval by the Tel Aviv District Court, the consent of ECI's banks and a ruling from the tax authorities. The Board intends to declare the distribution and fix the record date when these approvals are obtained.

                               VERINT SYSTEMS INC.
                               UNAUDITED PRO FORMA
              CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined consolidated financial statements presented below are derived from the historical consolidated financial statements of each of Verint Systems Inc. (collectively with its subsidiaries, the "Company") and ECtel Ltd. Government Surveillance Business ("ECtel"). The unaudited pro forma condensed combined consolidated financial statements are prepared using the purchase method of accounting, with the Company treated as the acquirer and as if the ECtel acquisition had been completed as of the beginning of the period presented for the statement of operations purposes and as of January 31, 2004 for balance sheet purposes.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the Company's Annual Report on Form 10-K, ECtel Ltd. Government Surveillance Business audited financial statements, and the notes thereto, included in this form 8-K, and the notes accompanying the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated financial statements are provided for illustrative purposes only and do not purport to represent or be indicative of the results of operations or financial condition of the Registrant that would have been reported had the Acquisition been completed as of the date or for the periods presented and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant. The Registrant's consolidated statements of operations will reflect the Acquisition beginning April 1, 2004.


The unaudited pro forma condensed combined consolidated financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructuring from the ECtel acquisition.

                      VERINT SYSTEMS INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                JANUARY 31, 2004
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                           VERINT          ECTEL                  PRO FORMA
                                                        ------------   -------------   -------------------------------
                                                         JANUARY 31,   DECEMBER 31,
                                                            2004           2003        ADJUSTMENTS          COMBINED
                                                        ------------   -------------   -----------        ------------
ASSETS
------
CURRENT ASSETS:
   Cash and cash equivalents                            $    200,716   $          --   $   (35,000)  (C)  $    165,716
   Short-term investments                                     27,997                                            27,997
   Accounts receivable, net                                   33,654          14,455       (14,455)  (A)        33,654
   Unbilled receivables                                                        7,175        (7,175)  (A)            --
   Inventories, net                                           15,833           2,914        (2,582)  (A)        15,833
                                                                                              (332)  (B)
   Prepaid expenses and other current assets                   6,007             893          (893)  (A)         6,007
                                                        ------------   -------------   -----------        ------------
TOTAL CURRENT ASSETS                                         284,207          25,437       (60,437)            249,207

PROPERTY AND EQUIPMENT, net                                   14,129           1,416           332   (B)        15,546
                                                                                              (331)  (C)
INTANGIBLE ASSETS                                             16,415             588        34,189   (C)        49,711
                                                                                            (1,481)  (D)
OTHER ASSETS                                                  13,955             220          (220)  (A)        13,955
                                                        ------------   -------------   -----------        ------------
TOTAL ASSETS                                            $    328,706   $      27,661   $   (27,948)           $328,419
                                                        ============   =============   ===========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                $     50,301   $       7,870   $    (7,330)  (A)  $     53,850
                                                                                             1,067   (C)
                                                                                             1,942   (C)
   Convertible note                                            2,200              --                             2,200
   Current maturities of long-term bank loan                     441              --                               441
Advance payments from customers                               26,701              --                            26,701
                                                        ------------   -------------   -----------        ------------
TOTAL CURRENT LIABILITIES                                     79,643           7,870        (4,321)             83,192

LONG-TERM LIABILITIES                                          4,395             296          (102)  (A)         5,194
                                                                  --              --           605   (C)
                                                        ------------   -------------   -----------        ------------
TOTAL LIABILITIES                                             84,038           8,166        (3,818)             88,386

STOCKHOLDERS' EQUITY                                         244,668          19,495       (17,893)  (A)       240,033
                                                                                            (3,154)  (C)
                                                                                            (1,602)  (C)
                                                                  --              --        (1,481)  (D)            --
                                                        ------------   -------------   -----------        ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $    328,706   $      27,661   $   (27,948)       $    328,419
                                                        ============   =============   ===========        ============

   The accompanying notes are an integral part of these financial statements.

                      VERINT SYSTEMS INC. AND SUBSIDIARIES
   UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JANUARY 31, 2004
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       VERINT             ECTEL                       PRO FORMA
                                                     JANUARY 31,       DECEMBER 31,        ------------------------------
                                                        2004              2003             ADJUSTMENTS         COMBINED
                                                    ------------       ------------        -----------       ------------
Sales                                               $    192,744       $      12,399       $                 $    205,143
Cost of sales                                             89,302               9,605             1,659  (E)       100,566
                                                    ------------       -------------       ------------      ------------

Gross profit                                             103,442               2,794            (1,659)           104,577
                                                    ------------       -------------       -----------       ------------
Operating expenses:
   Research and development, net                          23,233               4,601                               27,834
   Selling, general and administrative                    63,020               3,127               499  (E)        66,646
                                                    ------------       -------------       -----------       ------------

Income (loss) from operations                             17,189              (4,934)           (2,158)            10,097
                                                    ------------       -------------       -----------       ------------

Interest and other income, net                             2,670                  83              (385) (F)         2,368
                                                    ------------       -------------       -----------       ------------

Income (loss) before income tax provision                 19,859              (4,851)           (2,543)            12,465
Income tax provision                                       1,921                  16              (815) (G)         1,122
                                                    ------------       -------------       -----------       ------------

Net income (loss)                                   $     17,938       $      (4,867)      $    (1,728)      $     11,343
                                                    ============       =============       ============      ============
Earning per share:
   Basic                                            $       0.65                                             $       0.41
                                                    ============                                             ============
   Diluted                                          $       0.61                                             $       0.39
                                                    ============                                             ============
Weighted average shares:
   Basic                                                  27,690                                                   27,690
                                                    ============                                             ============
   Diluted                                                29,437                                                   29,437
                                                    ============                                             ============

   The accompanying notes are an integral part of these financial statements.

                      VERINT SYSTEMS INC. AND SUBSIDIARIES
          NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                              FINANCIAL STATEMENTS


     1. BASIS OF PRO FORMA PRESENTATION

         On March 31, 2004, the Company acquired certain assets and assumed certain liabilities of the government surveillance business of ECtel Ltd. ("ECtel"). The purchase price consisted of $35 million. In connection with this acquisition, the Company incurred transaction costs, consisting primarily of professional fees, amounting to approximately $1,067,000. The acquisition was accounted for using the purchase method.

         The combining companies have different year-ends for reporting purposes. Verint's fiscal year end is January 31, whereas ECtel's fiscal year end is December 31. The unaudited pro forma combined balance sheet at January 31, 2004 combines Verint's balance sheet as at January 31, 2004 and ECtel's balance sheet as at December 31, 2003, as if the acquisition had been consummated on January 31, 2004. The pro forma unaudited statement of operations for the year ended January 31, 2004 combines Verint's statement of operations for the year ended January 31, 2004 and ECtel's statement of operations for the year ended December 31, 2003, as if the acquisition occurred at the beginning of the reporting period.

     2.  PRELIMINARY PURCHASE PRICE ALLOCATION

         The purchase price was allocated to the assets and liabilities of ECtel based on the estimated fair value of those assets and liabilities as of March 31, 2004. Identifiable intangible assets consist of sales backlog, acquired technology, customer relationships, in-process research and development and non-competition agreements and have an estimated useful life of up to ten years. In accordance with SFAS 142, goodwill will not be amortized and will be tested for impairment periodically. The following is a summary of the allocation of the purchase price for this acquisition:



                                                              (IN THOUSANDS)

                 Purchase price                                $      35,000
                 Acquisition costs                                     1,067
                                                               -------------
                     Total purchase price                      $      36,067
                                                               =============


                 Fair value of assets acquired                 $       1,417
                 Fair value of liabilities assumed                    (3,282)
                 Identifiable intangible assets                        9,764
                 In-process research and development                   3,154
                 Goodwill                                             25,014
                                                               -------------
                     Total consideration                       $      36,067
                                                               =============

     Purchased in-process research and development represents the value assigned to research and development projects of the acquired business that were commenced but not completed at the date of acquisition, for which technological feasibility had not been established and which have no alternative future use in research and development activities or otherwise. In accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," as interpreted by FASB Interpretation No. 4, amounts assigned to purchased in-process research and development meeting the above criteria must be charged to expense at the acquisition date. At the acquisition date, it was estimated that the purchased in-process research and development was approximately 40% complete and it was expected that the remaining 60% would be completed during the ensuing year with approximately $1.5 million in remaining costs, net of approximately $1 million in reimbursements from ECtel. The fair value of the purchased in-process research and development was determined by an independent valuation using the income approach, which reflects the projected free cash flows that will be generated by the purchased in-process research and development projects and discounting the projected net cash flows back to their present value using a discount rate of 21%.

     As a result of the acquisition of the government surveillance business of ECtel, the Registrant had certain capitalized software development costs that became impaired due to the existence of duplicative technology and, accordingly, were written-down to their net realizable value at the date of acquisition. Such impairment charge amounted to $1,481,000.



     3.  PRO FORMA ADJUSTMENTS


         BALANCE SHEET

         The accompanying unaudited pro forma condensed combined consolidated balance sheet has been prepared as if the acquisition had been completed on January 31, 2004 and reflect the following proforma adjustments:

         (A)      Represents the assets and  liabilities  that were not acquired
                  in  the   acquisition  of  ECtel's   Government   Surveillance
                  Business:



                  Assets not acquired /Liabilities not assumed, as at Dec, 31, 2003:

                                                                (IN THOUSANDS)
          ASSETS:
             Accounts receivable, net                           $       14,455
             Unbilled receivables                                        7,175
             Inventories                                                 2,582
             Prepaid expenses and other current assets                     893
             Other Assets                                                  220
                                                                --------------
                                                                        25,325

          LIABILITIES
             Accounts payable and accrued expenses                       7,330
             Other liabilities                                             102
                                                                --------------
                                                                         7,432
                                                                --------------

          Effect on shareholders' equity                        $      (17,893)
                                                                ==============






         (B) Represents the reclassification entry of inventories purchased which are intended to be used as property and equipment as follows:



                                                              (IN THOUSANDS)
                 Inventories                                  $        (332)
                 Property and equipment                                  332
                                                              --------------
                                                              $           --
                                                              ==============


         (C) Represents the allocation of the purchase price of $35 millions and approximately $1.1 million of acquisition related costs.

                  The purchase price was allocated to the assets acquired and liabilities assumed or incurred in connection with the acquisition of ECtel's Government Surveillance Business as follows:


                                                                                   (IN THOUSANDS)

         Cash paid                                                       $     (35,000)
         Acquisition related costs                                              (1,067)
                                                                         --------------
         Total estimated purchase price                                                       (36,067)

         Purchase accounting adjustment for:
             Acquired   property   and   equipment                                               (331)
             Short  term  provisions:
               For employees                                                      (642)
               For customization                                                (1,300)
                                                                         -------------
                                                                                               (1,942)
            Long term provisions:
               For employees                                                        95
               For customization                                                  (700)
                                                                         -------------
                                                                                                 (605)
         Intangible assets:
              Acquired technology                                                4,718
              Non-competition agreements                                         2,221
              Customer relationships                                             1,382
              Sales backlog                                                        854
              Goodwill                                                          25,014
                                                                         -------------
                                                                                               34,189

         In-process research and development                                                    3,154
                                                                                           ----------
         Elimination of the equity of the acquired business                                $   (1,602)
                                                                                           ==========


         (D) Represents certain capitalized software development costs that became impaired due to the existence of duplicative technology and, accordingly, were written-down to their net realizable value at the date of acquisition.

         STATEMENT OF OPERATIONS

                  The accompanying unaudited proforma condensed combined consolidated statements of operations have been prepared as if the acquisition had been completed as of the beginning of the fiscal year ended January 31, 2004 and reflects the following pro forma adjustments:

         (E) Represents amortization expenses of identifiable intangible assets. The estimated useful life is one to ten years.

         (F) Represents interest income foregone on net cash used at 1.1% interest rate per annum.

         (G) Represents tax effect of the business combination calculated to yield a 9% overall theoretical tax rate.

                                INDEX TO EXHIBITS

Exhibit No.                      Description
----------                       -----------


2.01 Asset Purchase Agreement between Verint Systems Ltd. and ECtel Ltd. dated as of February 9, 2004. Filed as Exhibit 2.01 to the Registrant's Current Report on Form 8-K filed March 31, 2004.

23.01 Consent of Somech Chaikin, Certified Public Accountants, a member of KPMG International, Independent Auditors

99.01 Press release announcing the completion of the acquisition of certain assets, dated March 31, 2004. Filed as Exhibit 99 to the Registrant's Current Report on Form 8-K filed March 31, 2004.